KAFOURY, ARMSTRONG & CO.

A PROFESSIONAL CORPORATION
CERTIFIED PUBLIC ACCOUNTANTS

                                          "taking care of Nevada for 60 years."

                                November 6, 2002


Mr. Laus Abdo, President/CFO
Innovative Gaming Corporation of America
333 Orville Wright Court
Las Vegas, NV 89119

Dear Laus:

     As discussed in Note 7 to the financial statements for the nine months ended September 30, 2002, the Company changed its method of accounting for operating revenue. The Company will report revenue on the expiration of any "Right of Return" period, which is a change from the recording of revenue upon shipment of product.

     As you have requested, we have discussed with you the circumstances, business judgment, and all other underlying factors that contributed to your decision to make this accounting change.

     Based on our review of the attendant circumstances and discussions with management, we concur that the newly adopted accounting principle of revenue recognition as described in Note 7 is preferable under the circumstances.

     Because we have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2001, we do not express an opinion on the financial statements for the nine months ended September 30, 2002.


                                Very Truly yours,

                                /s/ Richard Schlingheyde

                                Richard Schlingheyde


CARSON CITY
ELKO
FALLON
LAS VEGAS
RENO
WINNEMUCCA
YERINGTON

RS:bh


6140 PLUMAS STREER, RENO, NEVADA 89509-6060

775.689.9100 M:775.689.9299 wwwkafourycom